                  AGREEMENT FOR THE PURCHASE AND SALE OF ASSETS

         THIS AGREEMENT FOR THE PURCHASE AND SALE OF ASSETS (hereinafter referred to as the "Agreement") is made and entered into this 30th day of July, 1999, by and between GROUP RESOURCES, INC. (hereinafter referred to as "GRI"), a Georgia corporation and DIVERSIFIED GROUP ADMINISTRATORS, INC. (hereinafter referred to as "DGA"), a Pennsylvania corporation.

                              W I T N E S S E T H:

         WHEREAS, GRI desires to purchase and DGA desires to sell certain assets of DGA currently serviced by DGA from its Dallas, Texas office, including certain group health and life insurance contracts and Section 125 administration contracts and the goodwill associated therewith;

         WHEREAS, GRI and DGA desire to provide for the orderly transition of such contracts and servicing to GRI;

         NOW, THEREFORE, for and in consideration of the above contained recitals, the mutual covenants, promises, and agreements set forth herein, the sum of Ten and No/100 Dollars ($10.00), in hand paid each to the other, the covenants against competition, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                       1.

         The transactions contemplated herein shall be closed on or before August 1, 1999 (the "Transfer Date") and shall be effective as of August 1, 1999 and the parties hereto shall cooperate to orderly and timely effectuate the transition during the periods immediately prior to and following the Transfer Date.

                                       2.

         Effective on the Transfer Date, GRI will purchase from DGA and DGA will sell to GRI all of DGAs right, title and interest in and to the following:

         A. Customers. All right, title and interest in and to the customer accounts listed on Exhibit "A" attached hereto and incorporated herein by this reference as if stated in full (the "Customers") and all rights of DGA under the contracts between DGA and the Customers (the "Customer Agreements"), relating to DGA's business in Dallas, Texas, including the goodwill and business information relating to the Customers (the "Customer Business Information"). The Customer Business Information shall mean all of DGA's business information relating to the Customers and the Customer Agreements, including vendor information, claims information, broker information, life and stop loss brokerage information, files and records relating to the Customers and the Customer Agreements and any other information relating to the present servicing of the Customers, if in the possession of DGA and not otherwise required to be produced pursuant to other sections hereof. The Customers represent all accounts being administered, as of the date of this Agreement and as of the Transfer Date, except as disclosed in writing by DGA to GRI prior to the Transfer Date, at DGA's Dallas, Texas office, for which DGA had not received a notice of cancellation as of the date of this Agreement or as of the Transfer Date. Exhibit "A", in addition to the identity of the Customers, contains a true and correct representation of all terms set forth therein regarding each of the Customer Agreements. All assets purchased by GRI pursuant to this Agreement other than the Customer Agreements are hereinafter referred to as the "Assets." The parties hereto hereby acknowledge and agree that the

Assets to be transferred hereunder specifically include, by way of example and not by way of limitation, agreements with vendors, or otherwise related to the servicing of the Customer Agreements, which are identified on Exhibit "A-1," attached hereto and incorporated herein by this reference as if stated in full, and that such vendor agreements shall be assigned by DGA and assumed by GRI at Closing, effective as of the Transfer Date.

         B. Revenues. All revenues produced by the Customer Agreements from and after the Transfer Date, including, but in no way limited to administration fees, commissions and overrides.

         C. Covenants Not to Compete. Covenants against competition regarding the Customers in substantially the form attached hereto as Exhibit "N".

         Items B and C of this Paragraph 2 are hereinafter collectively referred to as the Assets, and individually referred to by the capitalized title preceding their description.

                                       3.

         As full and complete consideration for the transfer of the Customers, the Customer Agreements and the Assets by DGA, the parties agree as follows:

         The maximum total purchase price is $591,286.76 (the "Maximum Purchase Price" and as adjusted, "the Purchase Price"). The Purchase Price shall be paid by GRI to DGA in certified or other immediately available funds, as follows:

         A. Payments of Twenty Six Thousand Two Hundred Thirteen and 72/100 Dollars ($26,213.72) shall be paid at Closing (August 1, 1999), September 10, 1999 and October 10, 199 (the "Initial Sum");

         B. On or before October 10, 1999, the sum of Fourteen Thousand Two Hundred

                  Forty and 16/100 Dollars ($14,240.16)(the "October Monthly Payment"); and

         C. Thirty-five (35) consecutive monthly payments commencing on November 10, 1999 and continuing on the tenth (10th) day of each month through and including September 10, 2002 (each of said thirty-five (35) monthly payments is hereinafter referred to as an "Adjusted Monthly Payment") equal to Collected Revenues times .22578. In no event shall the aggregate of the thirty five (35) monthly payments exceed Four Hundred Ninety Eight Thousand Four Hundred Five and 64/100 Dollars ($498,405.64) and all payments shall cease when and if such aggregate amount is paid.

         "Collected Revenue" is defined as the revenues collected during the prior month relating to the Customers, including, without limitation, the administration fees, commissions and overrides. Collected Revenues shall be adjusted to exclude all amounts that represent any increased administration fees, commissions, or other items of income arising after the Transfer Data. GRI shall use best efforts to collect all revenues on a timely basis.

         The parties acknowledge and agree that the Maximum Purchase Price is based on August 1999 billed revenues attributable to the Customers and the Customer Agreement, multiplied by twelve (12), with the result thereof multiplied by .78125.

         Prior to any default in payment being declared hereunder by DGA, DGA shall first (1st) give GRI written notice of the failure to make such payment and GRI shall have ten (10) day following receipt of such notice within which to remit payment.

                                       4.

         I. DGA hereby represents and warrants to GRI as follows, each of which such representations and warranties shall be deemed material (and GRI, in executing, delivering and consummating this Agreement, has relied and will rely upon the correctness and completeness of each of such representations and warranties as of the date of execution hereof and as of the Transfer Date); that:

                  A. DGA is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania.

                  B. DGA is the full, legal and beneficial owner of the Assets and has absolute and unconditional right, power and authority to sell and transfer the Assets to GRI in accordance with the terms and conditions of this Agreement. With the exception of the consent of the Customer, vendors and any applicable reinsurer, which such consent is hereby waived by GRI, DGA has the absolute and unconditional right, power and authority to sell, transfer and assign the Customer Agreements to GRI in accordance with the terms and conditions of this Agreement. By virtue of the Bill of Assignment, Bill of Sale, and other transfer documents associated with the within contemplated transaction to be delivered on the Transfer Date, GRI shall receive from DGA, subject to the consent of the Customers and the applicable reinsurers which has been waived by GRI, good, warrantable and merchantable and unencumbered title to the Assets and the Customer Agreements, free and clear of all claims, liens, charges and encumbrances of any nature whatsoever.

                  C. Other than the consent of the Customers, their reinsurers and the vendors, which such consent is hereby waived by GRI, no consent, license, approval or authorization of any governmental body or other third party is required in connection with the valid execution, delivery and performance of this Agreement and any of said transfer documents by DGA.

                  D. The Board of Directors of DGA has approved this Agreement and the transactions to be consummated pursuant to this Agreement and has duly authorized the execution, delivery and performance of this Agreement and all related documents by DGA.

                  E. DGA has timely filed all corporate income and other federal, state and local government tax returns and reports required of it and has paid all required taxes, penalties, interests and fees due and payable.

                  F. Each of the employer group plans covered by the Customer Agreements has been administered pursuant to the corresponding Administrative Services Agreement by DGA. DGA holds adequate funds in trust from employers sponsoring employee group plans to cover all claims with respect to which such funds were received.

                  G. To the best of DGA's knowledge, after reasonable diligence and investigation, DGA is in compliance with all federal, state and local statutes, laws, regulations, orders and permits applicable to its administration of the Customer Agreements. DGA acknowledges and agrees that as of the date of execution hereof, its escrow account maintained for the Customer's is not able to be reconciled, and, as such, DGA hereby specifically agrees to and hereby does indemnify and hold harmless, GRI, from and against any and all claims, obligations, liabilities, actions or other losses, including reasonable attorney's fees actually accrued in such matters, related to the escrow account maintained by DGA for the Customers. Further DGA hereby expressly accepts all liability for matters related to such escrow account, it being the intent of the parties that as of the Transfer Date, GRI shall establish its own escrow accounts for each Customer.

                  H. There are no suits, actions, claims, demands or other proceedings made, pending or threatened against DGA which might adversely affect the Assets, the Customer Agreements or the financial condition, business or properties (including the Customer Agreements) of DGA or the conduct of DGA's business. DGA neither knows nor has reason to know of any basis for any such action, suit, proceeding or investigation that has not been affirmatively disclosed to GRI in writing.

                  I. Exhibit "A" to this Agreement constitutes a true, correct, and complete list of the Customer Agreements, including the subject administration agreements which cover all of the employee group plans and
Section 125 plans serviced by DGA as of the Transfer Date. As of the date of this Agreement, and as of the Transfer Date, DGA does not have any information, nor is it aware of any facts indicating that any of these accounts intend to cease doing business with DGA, or to materially alter the amount of business they are presently doing with DGA, except as disclosed in this Agreement and the Exhibits hereto or in writing to GRI.

                  J. There are no commissions due any person related to the Assets or the Customer Agreements except as specifically set forth in Exhibit "B" attached hereto and incorporated herein by this reference as if stated in full herein.

                  K. Except as set forth on Exhibit "C" hereto, all reinsurance premiums accruing and due up to and including the Transfer Date and related to the Customers have been remitted to the applicable reinsurer by Diversified Group Insurance Agency, Inc., a Pennsylvania corporation sufficient such that all such premiums shall have been paid in full and a true, complete and detailed listing of all such premiums, by reinsurer and group, are contained on Exhibit "C" attached hereto and incorporated herein by this reference as if stated in full.

                  L. Except as set forth on Exhibit "D" hereto, all of DGA's vendors whose services or products directly or indirectly relate to the Assets, the Customers and/or the Customer Agreements have been paid in full for all items or services delivered up to and including the Transfer Date and a true, complete and detailed listing of all such vendors, by vendor and group, are contained on Exhibit "D" attached hereto and incorporated herein by this reference as if stated in full.

                  M. All Customer Business Records are true, accurate, current and in all material respects complete and correct and have been maintained in accordance with good business practices and shall be in such condition as of the Transfer Date.

                  N. DGA has not dealt with any broker or finder in connection with any transactions contemplated by this Agreement, and no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions other than Pacific Basin Marketing Company. GRI and DGA shall each pay one-half (1/2) of the fee due Pacific Basin Marketing Company.

                  O. The representations and warranties made by DGA in this Agreement and/or the Exhibits hereto do not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. The parties hereto hereby acknowledge and agree that the Exhibits hereto will contain information that will not be available at the time of execution of this Agreement. As such, on or before twenty (20) business days following the Transfer Date, with the exception of Exhibit "E" hereto, which shall be completed by GRI no later than October 31(subject to the reasonable verification of DGA), 1999, DGA shall compile all information necessary to complete the other Exhibits and shall complete all of the Exhibits, subject to the reasonable approval of GRI which such Exhibits shall be deemed to be a material part of this Agreement as if same had been attached hereto and completed as of the date of execution hereof and at such time as the parties hereto agree upon the calculation of Base Revenue, complete Exhibit "E" hereto, which such Exhibit shall be deemed to be a material part of this Agreement as if same had been attached hereto and completed as of the date of execution hereof. Coupled with DGA's duty to accurately complete the Exhibits in accordance with its undertaking herein, DGA hereby covenants and agrees that it shall immediately notify GRI in writing of any material change in any information to be utilized to complete the subject Exhibits.

                  P. All representations and warranties of DGA in this Agreement shall be true and correct in all material respects as of the Transfer Date (unless written notice is given by DGA prior to the Transfer Date of material changes), as if DGA expressly made such representations and warranties on the Transfer Date.

                  Q. Base revenue, as detailed on Exhibit "E", attached hereto and incorporated herein by this reference as if stated in full herein accurately represents the month of August, 1999 as contemplated in Paragraph 3B hereof and DGA knows of no adverse changes or anticipated changes in said base revenue, unless otherwise indicated on Exhibit "E" hereto.

                  R. DGA has provided GRI with copies of all agreements in force as of the Transfer Date affecting the Assets, the Customers and/or the Customer Agreements, specifically including, but in no way limited to those with pharmacy benefit managers, PPOs and pre-certification vendors. A true, correct and complete list of all agreements contemplated by this Paragraph 3R is contained within Exhibit "F" attached hereto and incorporated herein by this reference as if stated in full.

                  S. To the best of DGA's knowledge, after reasonable diligence and examination, DGA is in full compliance with all ERISA guidelines, requirements and restrictions related to DGA's maintenance of its claim(s) accounts, it being specifically acknowledged and agreed that GRI and DGA have differing opinions as to DGA's compliance based upon DGA's operation of one (1) centralized claims account. DGA hereby specifically agrees to indemnify and hold harmless GRI from and against any and all liabilities, obligations, penalties, fines or other matters relating to DGA's maintenance of a centralized claims account.

                  T. DGA represents and warrants that all specific claims related to the Customer Agreements are current as of the Transfer Date. For purposes of this Section T, "current" shall mean that all required filings as to reinsurers or otherwise have been made for all specific claims.

                  U. As of the Transfer Date DGA represents and warrants that its claims turnaround time shall not exceed ten (10) business days for Clean Claims (as defined below). DGA shall pay GRI Ten Dollars ($10.00) for each Clean Claim (as defined below) that exceeds such ten (10) business day turnaround time. "Clean Claim" shall mean any claim on a complete and proper claim form with all information necessary to adjudicate the claim under the applicable plan. GRI, at its option, and upon notice to DGA, shall be entitled to offset all amounts due GRI under this Section U. against any monies owed DGA hereunder according to the offset provisions contained herein



         II. GRI makes the following representations and warranties to DGA:

                  A. GRI is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia.

                  B. The Board of Directors of GRI has approved this Agreement and the transactions to be consummated pursuant to this Agreement and have duly authorized the execution, delivery and performance of this Agreement and all related documents by GRI.

                  C. GRI has not dealt with any broker or finder in connection with any transactions contemplated by this Agreement, and no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions other than Pacific Basin Marketing Company.

                  D. GRI has timely filed all corporate income and other federal, state and local government tax returns and reports required of it and has paid all required taxes, penalties, interests and fees due and payable.

                  E. To the best of GRI's knowledge, after reasonable diligence and investigation, GRI is in compliance with all federal, state and local statutes, laws, regulations, orders and permits applicable to its contemplated administration of the Customer Agreements.

                  F. To the best of GRI's knowledge, GRI is in full compliance with all ERISA guidelines, requirements and restrictions related to its existing business and hereby agrees to administer the Customer Agreements in accordance with such guidelines, requirements and restrictions for so long as there remains an outstanding balance under the Purchase Price. GRI hereby specifically agrees to indemnify and hold harmless DGA from and against any and all liabilities, obligations, penalties, fines or other matters relating to GRI's administration of the Customer Agreements from and after the Transfer Date.

                  G. GRI shall use its reasonable best efforts from and after the Transfer Date to preserve the Customers and the Revenues associated therewith.

                                       5.

         Except as provided on Exhibit "G" hereto, GRI is not assuming any liabilities of DGA as a part of this transaction, including, without limitation; judgments, accounts payable, lease obligations, taxes, charge backs, claims from employees relating to back wages, vacation pay or any other employment benefit including that of continued employment, OSHA violations, environmental claims, as well as any liability for claims administered by DGA prior to the Transfer Date or for which DGA had an obligation to the relevant Customer to pay under the Customer Agreements, but for which it has inadequate funds held in trust on behalf of such clients to pay. The parties hereto acknowledge and agree that as of the Transfer Date, GRI shall establish bank accounts for each of the Customers. The only obligations of DGA that GRI is assuming are the continuing administration of the Customer Agreements from and after the Transfer Date and the payment of claims arising under such agreements to the extent trust funds DGA received from its clients and conveyed to GRI pursuant to the terms hereof are available to cover such claims. DGA shall be and remain responsible for any and all expenses, liabilities and actions, whether now known or later discovered, arising from or in any way related to the Assets or the Customer Agreements prior to the Transfer Date.

                                       6.

         DGA agrees to conduct DGA's business as follows during the period from the date of this Agreement until the Transfer Date:

         A. DGA will continue to operate DGA's business and service the Customer Agreements in a professional manner in accordance with all applicable laws, orders, policies and regulations of appropriate governmental agencies.

         B. DGA shall not sell, transfer, lease, mortgage, pledge, encumber or otherwise dispose of any of the Assets or the Customer Agreements or take any action or permit any action to be taken that might reasonably impair the value of the Customer Agreements and/or the Assets.

                                       7.

         All obligations of GRI to close the transactions contemplated by this Agreement shall be subject to the fulfillment (or express waiver by GRI in GRI's discretion), prior to or on the Transfer Date of each of the following conditions:

         A. All of the representations and warranties of DGA contained in this Agreement shall be true and correct in all material respects as of the Transfer Date, as if made and warranted on such date. The parties acknowledge and agree that the Exhibits hereto may be completed following the Transfer Date and that at such time as same are completed they will be true and correct in all material respects, and that, to the extent a material change occurs in any matter which affects or will become a part of an Exhibit to be attached hereto between the Transfer Date and the date of completion of such Exhibit, DGA shall immediately, in writing, notify GRI of such change.

         B. DGA shall have fully performed and complied with all of its agreements and covenants set forth in this Agreement and the conditions contained and required to be conformed and complied with by DGA prior to or on the Transfer Date.

         C. During the period from the date of this Agreement to the Transfer Date, there shall have not have been any materially adverse change in the financial condition or the results of operations of DGA connected with the Customer Agreements and/or the other Assets and DGA shall not have sustained any material loss of business with respect to the Customer Agreements.

         D. No action, suit, or proceeding shall have been instituted or shall have been threatened before any court or other administrative or governmental body, or by public authority which seeks to restrain, enjoin, prohibit or invalidate the transactions contemplated by this Agreement or which pertains to the transactions contemplated by this Agreement or to its consummation.

         E. A due diligence review satisfactory to GRI, which shall include a Client group telephone survey "service group" conducted by GRI in the name of DGA on each Client to determine the Client's level of satisfaction with DGA. A sample of the survey is attached hereto as Exhibit "H" and incorporated herein by this reference as if stated in full.

         F. Any proper and necessary approval of Federal and state authorities;

         G. DGA shall use best efforts prior to, on and after the Transfer Date to provide GRI with timely receipt of all required data relating to the Assets, the Customers and/or the Customer Agreements in a form satisfactory to GRI (and electronic data as detailed in Exhibit "I" attached hereto and incorporated herein by this reference); and,

         H. DGA's provision of documentation and evidence confirming to GRI that all reinsurance premiums have been paid as of the date of execution of this Agreement and as of the Transfer Date to the extent DGA has received funds necessary for such payments from the appropriate Customers; provided, however, that each Customer who has not tendered the required funds is identified to GRI on or before the Transfer Date.

         I. Unless otherwise set forth, DGA's provision of documentation and evidence confirming to GRI that all vendors (e.g. PPOs, pharmaceutical companies, ID companies, broker fees, commissions, and all other vendors either in direct or indirect support of the Customer Agreements) have been paid as of the date of execution of this Agreement and as of the Transfer Date to the extent DGA has received funds necessary for such payments from the appropriate Customers; provided, however, that each Customer who has not tendered the required funds is identified to GRI on or before the Transfer Date.

         J. All Customer Business Information shall be substantially and materially complete as to each of the Customer Agreements and all physical filing related to the Customer Agreements shall be current and complete as of the Transfer Date.

         K. As to all Section 125 cases, all Customer Business Information and agreements shall be substantially and materially complete.

         L. DGA shall provide GRI with the current status of all cases with Customers and Customers in renewal, together with all related documents, including executed or proposed renewal agreements.

         M. DGA shall have provided GRI with copies of all agreements in force to the extent in writing as of the Transfer Date affecting the Assets, the Customers and/or the Customer Agreements (and details as to any agreements not in writing), specifically including, but in no way limited to those with pharmacy benefit managers, PPOs and pre-certification vendors.

         In order to facilitate the fulfillment of the conditions set forth in this Paragraph 7, GRI shall provide DGA, where appropriate, with written confirmation of the satisfaction of such condition(s) as and when obtained.

                                       8.

         On the Transfer Date, the Bill of Assignment and other transfer documents, together with the Covenants Not to Compete, as required herein shall be duly executed and delivered to GRI, together with such other documents as each party may reasonably request of the other in order to further evidence and consummate the transactions contemplated by this Agreement. In addition, DGA shall transfer to GRI, in trust, on the Transfer Date, control of all funds received from or held on behalf of clients of DGA relating to the Customer Agreements, and held by DGA, whether in trust, for the benefit of, or otherwise as established by the particular Customer Agreement, for the payment of claims arising under the Customer Agreements, specifically including any funds paid in advance by any parties to the Customer Agreements, to the extent such funds are intended to cover claims or services to be rendered or processed from and after the Transfer Date. All funds to be transferred pursuant to this Agreement are set forth in detail by client and account number on Exhibit "J" attached hereto and incorporated herein by this reference as if stated in full. The parties hereto hereby agree that on the Transfer Date, Exhibit "J" hereto shall be updated to reflect the actual balances of funds transferred to GRI hereunder.

                                       9.

         I. DGA hereby agrees to and does indemnify and hold GRI harmless as follows:

                  A. DGA hereby agrees to indemnify and hold GRI harmless at all times from and after the Transfer Date against and in respect of:

                           i. All liabilities and obligations of DGA, absolute, contingent or otherwise, other than those liabilities expressly assumed by GRI;

                           ii. Any and all loss, liability and expense, resulting from or arising out of taxes levied, imposed or assessed by any governmental authority, federal, state or local with respect to the income or operations of DGA accruing on or before the Transfer Date;

                           iii. Any and all damages, loss, deficiency, cost and expense resulting from any misrepresentation, breach of warranty or non-fulfillment of any obligation given under this Agreement on the part of DGA or resulting from any action, event, act or occurrence, or omission of DGA which has taken place prior to the Transfer Date; and,

                           iv. Any and all actions, suits, proceedings, demands, assessments, judgments, costs, and legal and other expenses incident to DGA's breach of this Agreement.

                           v. Any and all audits of "Terminated Accounts," each of which are identified on Exhibit "K" attached hereto and incorporated herein by this reference as if stated in full or audits related to conduct and periods prior to the Transfer Date, including all costs associated with complying or cooperating with the auditing authority.

                  B. In the event any indemnification claim of GRI is settled by negotiation or arbitration pursuant to Section 19 of this Agreement or otherwise agreed to in writing by the parties (the "Settled Claim"), GRI shall immediately (unless otherwise agreed to by the parties) upon demand be indemnified in full by DGA or GRI, at its option, may set off such Settled Claim against and from any amounts owed or to be owed by GRI to DGA pursuant to the terms of this Agreement and a notation to this effect shall be placed on any Promissory Note or similar evidence of indebtedness tendered by GRI to DGA in conjunction with the transaction contemplated herein.

                  C. DGA shall, from and after the Transfer Date maintain, errors and omissions "tail" coverage for the actions and/or inactions of DGA related to the Customer Agreements with such coverage applicable to all of the Customer Agreements and any Terminated

         Accounts or such similar coverage as shall provide coverage for the errors and/or omissions of DGA during its administration of the Customer Agreements or other relationship with the Customers from the Transfer Date forward until July 31, 2003, unless a longer period is reasonably requested by GRI based on an extended statute of limitations applicable to a possible cause of action arising under the Customer Agreements. A copy of the applicable errors and omissions insurance policy, together with any amendments, schedules or riders thereto shall be provided to GRI upon execution of this Agreement or as soon thereafter as is reasonably practical, but in no event later than the Transfer Date. Additionally, upon each renewal of the relevant insurance policy, to the extent premiums are required to maintain such "tail" coverage, DGA shall provide GRI, upon request, with evidence of the timely payment of same and the continued effectiveness of such coverage. DGA's failure or inability to maintain the errors and omissions insurance coverage specified herein shall be a material default of DGA hereunder and shall give rise to the right, but not the obligation, of GRI to terminate this Agreement prior to the Transfer Date. DGA's failure or inability to maintain the errors and omissions insurance coverage specified herein following the Transfer Date shall be a material default of DGA hereunder and shall give rise to the right of set off set forth for GRI hereunder. In the event GRI terminates this Agreement for DGA's failure to maintain said insurance, all covenants, warranties and indemnification provisions contained herein shall survive and DGA hereby agrees to take any affirmative actions necessary to confirm such survival.

         II. GRI hereby agrees to and does indemnify and hold DGA harmless as follows:

                  A. GRI hereby agrees to indemnify and hold DGA harmless at all times from and after the Transfer Date against and in respect of:

                           i. All liabilities and obligations of GRI, absolute, contingent or otherwise;

                           ii. Any and all loss, liability and expense, resulting from or arising out of taxes levied, imposed or assessed by any governmental authority, federal, state or local with respect to the income or operations of GRI accruing after the Transfer Date;

                           iii. Any and all damages, loss, deficiency, cost and expense resulting from any misrepresentation, breach of warranty or non-fulfillment of any obligation given under this Agreement on the part of GRI or resulting from any action, event, act or occurrence, or omission of GRI which has taken place after the Transfer Date; and,

                           iv. Any and all actions, suits, proceedings, demands, assessments, judgments, costs, and legal and other expenses incident to GRI's breach of this Agreement.

B. In the event DGA is entitled to indemnification under the terms of this Paragraph, DGA shall immediately upon demand be indemnified in full by GRI.

                                      10.

         Prior to the Transfer Date, this Agreement may be terminated, and the Closing contemplated on the Transfer Date abandoned by GRI prior to the Transfer Date, if DGA has breached or defaulted in the performance of any material covenant, representation, warranty, duty or obligation contained in this Agreement. In such event, GRI shall have no further liability or obligations to DGA and shall be entitled to pursue all remedies provided in this Agreement, at law, or in equity. This Agreement may be terminated, and the Closing contemplated on the Transfer Date abandoned by DGA prior to the Transfer Date, if GRI has breached or defaulted in the performance of any material covenant, representation, warranty, duty or obligation contained in this Agreement. In such event, DGA shall have no further liability or obligations to GRI and shall be entitled to pursue all remedies provided in this Agreement, at law, or in equity. In the event this Agreement is terminated pursuant to the terms herein and the Closing contemplated on the Transfer Date abandoned by GRI or DGA, neither party shall have any liability to the other party under this Agreement and neither party will receive any asset or benefit to be transferred pursuant to this Agreement. Anything contained herein to the contrary notwithstanding, in the event this Agreement is terminated for any reason whatsoever, any confidentiality letters or agreements executed by any of the parties hereto, their principals, affiliates, or parent entities shall survive and shall not be terminated, and each shall remain enforceable according to its terms.

                                       11.

         Except as herein provided, DGA and GRI will each bear their own expenses, including any associated attorney's fees, incurred in connection with the within contemplated transaction. The parties hereto hereby recognize, acknowledge and agree that each party has been represented by legal counsel of its own choosing and that this Agreement constitutes an agreement negotiated amongst equals and that in the event of a dispute as to the interpretation of this Agreement, no provision of this Agreement shall be interpreted more harshly against one party by virtue of the fact that such party's representative may have drafted the initial version of said provision.

                                       12.

                              INTENTIONALLY OMITTED

                                       13.

         DGA will pay all sales, transfer and other taxes associated with the transfer of the Assets and the Customer Agreements.

                                       14.

         No accounts receivable of DGA will become the property of GRI upon the Transfer Date, with the exception of any receivables set forth on Exhibit "L" attached hereto and incorporated herein by this reference as if stated in full. All accounts receivable shall be apportioned as of the Transfer Date as between DGA and GRI. DGA shall be entitled to retain all funds received in the operation of its business that have been earned up to the Transfer Date, with all prepaid amounts tendered to GRI at Closing. All funds received, and receivables generated from the Transfer Date forward shall be the sole and exclusive property of GRI, except as noted on Exhibit "L" attached hereto and incorporated herein by this reference as if stated in full. Similarly, all accounts payable shall be apportioned as of the Transfer Date. DGA shall be responsible for all payables accrued up to the Transfer Date. All payables incurred thereafter shall be the responsibility of GRI, except as noted on Exhibit "M" attached hereto and incorporated herein by this reference as if stated in full.

                                       15.

         DGA and GRI shall mutually agree upon a time table for the mechanics of transferring the control of DGA's operations, including specifically, its computer data, to GRI such that the transfer of control will be accomplished in as efficient and effective manner as possible on or after the Transfer Date. Additionally, GRI and DGA shall coordinate the method for notifying the existing accounts, clients and/or customers of DGA of the sale of the Assets and the transfer of the Customer Agreements.

                                       16.

         All transactions contemplated herein are conditional upon obtaining the required third-party consents necessary for the consummation of the subject transaction, specifically including an acknowledgment by each party to each of the Customer Agreements and related reinsurers of the assignment of such agreement to GRI and such agreement's continued validity.

                                       17.

         All representations, warranties, covenants and agreements in Sections 3, 4, 5, 9, 13, 15, 18 and 19 of the parties under this Agreement, shall survive the execution and delivery of this Agreement and any such Sections shall not be merged with any documents delivered by either party to the other under the terms of this Agreement. A statement confirming the survival these Sections shall be placed on the Closing Statement representing the within contemplated transaction.

                                       18.

         GRI and DGA agree as follows with respect to the period following the Transfer Date:

         (a) General. In case at any time after the Transfer Date any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor hereunder). DGA acknowledges and agrees that from and after the Transfer Date, GRI will be entitled to possession of the Assets, the Customer Agreements, the Customer Business Information and any and all other information related to the Customers, the Customer Agreements or the Assets reasonably requested by GRI and in the possession of DGA.

         (b) Litigation Support. In the event and for so long as any party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Transfer Date involving any of the Assets and/or the Customer Agreements the other party will cooperate with the contesting or defending party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor hereunder).

         (c) Transition. DGA will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate related in any way to any of the Assets, the Customers and/or the Customer Agreements from maintaining the same business relationships with GRI after the Transfer Date as it maintained with DGA prior to the Transfer Date. DGA will refer all customer inquiries made to its Dallas, Texas office relating to third party administration of the Customer Agreements to GRI from and after the Transfer Date.

                                       19.

A.       Negotiation between Senior Executives

         1. The parties shall attempt in good faith to resolve any controversy, claim or dispute arising out of or relating to this Agreement or the construction, interpretation, performance, breach, termination, enforceability or validity thereof, or the commercial, economic or other relationship of the parties hereto, whether such claim is based on rights, privileges, or interests recognized by or based upon statute, contract, tort, common law, or otherwise and whether such claim existed prior to or arises on or after the date of this Agreement (a "Dispute"), promptly by negotiation between executives who have authority to settle the Dispute (or have direct responsibility for the administration of this Agreement ("Senior Party Representatives").

         2. Either party may give the other party written notice (a "Dispute Notice") of any Dispute which has not been resolved in the normal course of business. Within five (5) business days after delivery of the Dispute Notice, the receiving party shall submit to the other a written response (the "Response"). The Dispute Notice and the Response shall include (i) a statement setting forth the position of the party giving such notice and a summary of arguments supporting such position and (ii) the name and title of such party's Senior Party Representative and any other persons who will accompany the Senior Party Representative at the meeting at which the parties will attempt to settle the Dispute. Within ten (10) business days after delivery of the Dispute Notice, the Senior Party Representatives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute. All reasonable requests for information made by one party to the other will be honored.

         3. If the Dispute has not been resolved within thirty (30) days after delivery of the Dispute Notice, or if the parties fail to meet within ten (10) business days after delivery of the

Dispute Notice as hereinabove provided, either party may initiate mediation of the Dispute as hereinafter provided.

         4. All negotiations pursuant to this Section A. shall be treated as compromise and settlement negotiations. Nothing said or disclosed, nor any document produced, in the course of such negotiations which is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current or future arbitration or litigation.

B.       Mediation

         1. If the Dispute has not been resolved by negotiation as hereinabove provided, the parties shall make a good faith attempt to settle the Dispute by mediation pursuant to the provisions of this Section B. before resorting to arbitration, litigation or any other dispute resolution procedure.

         2. Unless the parties agree otherwise, the mediation shall be conducted in accordance with the Commercial Mediation Rules of the American Arbitration Association (the "AAA") then in effect by a mediator who (i) has the qualifications and experience set forth in Paragraph 3. of this Section B. and
(ii) is selected as provided in Paragraph 4. of this Section B.

         3. Unless the parties agree otherwise, the mediator shall be a neutral and impartial lawyer with excellent academic and professional credentials (i) who is or has been practicing law for at least ten (10) years, specializing in either general commercial litigation or general corporate and commercial matters, and (ii) who has had both training and experience as a mediator.

         4. Either party (the "Initiating Party") may initiate mediation of the Dispute by giving the other party (the "Recipient Party") written notice (a "Mediation Notice") setting forth a list of the names and resumes of qualifications and experience of three (3) impartial persons who the Initiating Party believes would be qualified as a mediator pursuant to the provisions of Paragraph 3. hereof. Within five (5) business days after the delivery of the Mediation Notice, the Recipient Party shall give a counter-notice (the "Counter-Notice") to the Initiating Party in which the Recipient Party may designate a person to serve as the mediator from among the three (3) persons listed by the Initiating Party in the Mediation Notice (in which event such designated person shall be the mediator). If none of the persons listed in the Mediation Notice is designated by the Recipient Party to serve as the mediator, the Counter-Notice should set forth a list of the names and resumes of qualifications and experience of three (3) impartial persons who the Recipient Party believes would be qualified as a mediator pursuant to the provisions of Paragraph 3. hereof. Within five (5) business days after the delivery of the Counter-Notice, the Initiating Party may designate a person to serve as the mediator from among the three (3) persons listed by the Recipient Party in the Counter-Notice (in which event such designated person shall be the mediator). If the parties cannot agree on a mediator from the three (3) impartial nominees submitted by each party, each party shall strike two (2) names from the other party's list and the two remaining persons on both lists will jointly select as the mediator any person who has the qualifications and experience set forth in Paragraph 3. hereof. If they are unable to agree, then the President of the State Bar of Texas shall select as the mediator any person who, in his or her opinion, has such qualifications and experience.

         5. Within thirty (30) days after the mediator has been selected as provided above, both parties and their respective attorneys shall meet with the mediator for one mediation session of at least four (4) hours, it being agreed that each party representative attending such mediation session shall be a Senior Party Representative with authority to settle the Dispute. If the Dispute cannot be settled at such mediation session or at any mutually agreed continuation thereof, either party may give the other and the mediator a written notice declaring the mediation process at an end, in which event then the Dispute shall be resolved by arbitration as hereinafter provided.

         6. All conferences and discussions which occur in connection with the mediation conducted pursuant to this Agreement shall be deemed settlement discussions, and nothing said or disclosed, nor any document produced, which is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current or future arbitration or litigation.

         7. The costs of the mediation shall be governed by Fees and Costs provisions set out below.

C.       Arbitration

         1. If the Dispute has not been resolved by negotiation as provided in Section A. or mediation as provided in Section B., then, except as otherwise provided in this Section C., the Dispute shall be determined by arbitration in Dallas, Texas in accordance with the Commercial Arbitration Rules of the AAA then in effect by one arbitrator who (i) has the qualifications and experience set forth in Paragraph 2. of this Section C. and (ii) is selected as provided in Paragraph 3. of this Section C.. Any issue as to whether or the extent to which the Dispute is subject to the arbitration and other dispute resolution provisions contained in this Agreement, including but not limited to issues relating to the validity or enforceability of these arbitration provisions, the applicability of any statute of limitations or other defense relating to the timeliness of the assertion of any claim or any other matter relating to the arbitrability of such claim, shall be decided by the arbitrator(s); provided, however, that any person or entity who or which has not agreed to be bound by the provisions of this Agreement or these arbitration provisions shall not be bound by any arbitration award rendered by the arbitrator(s) unless such person or entity participates in the arbitration proceeding and fails to object to being bound by such award at or prior to the commencement of the arbitration hearing. The arbitrator(s) shall base their award on the terms of this Agreement, and they shall endeavor to follow the law and judicial precedents which a U.S. District Judge sitting in the appropriate District of Texas would apply in the event the Dispute were litigated in such court. The parties expressly agree that this Agreement shall confer no power or authority upon the arbitrator(s) to render any judgment or award that is erroneous in its application of substantive law and expressly agree that no such erroneous judgment or award shall be eligible for confirmation. The arbitrator(s) shall render their award in writing and, unless both parties agree otherwise, shall include the findings of fact and conclusions of law upon which their award is based. The arbitration shall be governed by the substantive laws of the State of Texas applicable to contracts made and to be performed therein, without regard to conflicts of law rules, and by the arbitration law of the Federal Arbitration Act (Title 9, U.S. Code), and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

         2. Every person named on all lists of potential arbitrators shall be a neutral and impartial lawyer with excellent academic and professional credentials (i) who is or has been practicing law for a minimum of ten (10) years, specializing in either general commercial litigation or general corporate and commercial matters; and (ii) who has had both training and experience as an arbitrator and is generally available to serve as an arbitrator.

         3. The arbitrator shall be selected as provided in this Section C. and otherwise in accordance with the AAA's Commercial Arbitration Rules then in effect, except that each party shall be entitled to strike on a peremptory basis, for any reason or no reason, any or all of the names of potential arbitrators on any list submitted to the parties by the AAA and any person selected by the AAA to serve as an arbitrator by administrative appointment. In the event the parties cannot agree on a mutually acceptable arbitrator from the one or more lists submitted by the AAA within thirty days after the AAA transmits to the parties its first list of potential arbitrators, the President of the State Bar of Texas shall designate three (3) persons who, in his or her opinion, meet the criteria set forth in Paragraph 2. hereof, which designees may not include persons named on any list submitted by the AAA. Each party shall be entitled to strike one (1) of such three (3) designees on a peremptory basis within five (5) days after its receipt of such list of designees, indicating its order of preference with respect to the remaining designees. If two (2) of such designees have been stricken by the parties, the unstricken designee shall be the arbitrator. Otherwise, the selection of the arbitrator shall be made by the AAA from the remaining designees in accordance with their mutual order of preference, or by random selection in the absence of a mutual order of preference.

D.       Interim Relief and Provisional and Other Remedies

         1. The arbitrator(s) shall have the authority to order or award any provisional remedy or other remedy or relief which would be available from a court of law pending arbitration of the Dispute, including but not limited to interim orders or awards but the arbitrator(s) shall have no power or authority to order or grant any remedy or relief which a court could not order or grant under applicable law. The arbitrator(s) shall have the power and authority to impose sanctions and to take other actions with regard to the parties to the same extent that a judge could pursuant to the Federal Rules of Civil Procedure. Either party may make an application to the arbitrator(s) seeking injunctive or other interim relief, and the arbitrator(s) may take whatever injunctive or other interim measures they deem necessary in respect of the subject matter of the dispute, including measures to maintain the status quo or safeguard the property that is the subject matter of the arbitration or to order the sale of perishable goods, until such time as the arbitration award is rendered or the controversy is otherwise resolved. Such interim measures may be taken in the form of an interim award, and the arbitrator(s) may require security for the costs of any such measures.

         2. Notwithstanding the provisions of Paragraph 1. hereof, either party may seek from any court having jurisdiction hereof any interim, provisional or injunctive relief that may be necessary to protect the rights or property of any party or maintain the status quo before, during or after the pendency of the arbitration proceeding provided, however, that after the arbitrator(s) have been selected and qualified, the arbitrator(s) shall have the sole authority to hear and determine an application for such relief, and the parties agree that any such relief ordered by the arbitrator(s) may be immediately and specifically enforced by a court otherwise having jurisdiction over the parties. The institution and maintenance of any judicial action or proceeding for any such interim, provisional or injunctive relief shall not constitute a waiver of the right or obligation of either party to submit the Dispute to arbitration, including any claims or disputes arising from the exercise of any such interim, provisional or injunctive relief.

E.       Preliminary Legal Motions

         The arbitrator(s) may, pursuant to such terms and procedures as the arbitrator(s) deem appropriate, hear and determine any preliminary issue of law asserted by a party to be dispositive, in whole or in part, of a claim or defense to the same extent that a court could do so pursuant to a motion for summary judgment.

F.       Confidentiality

         The arbitration proceedings conducted pursuant hereto shall be confidential. Neither party shall disclose or permit the disclosure of any information about the evidence adduced or the documents produced by the other party in the arbitration proceedings or about the existence, contents or results of the arbitration award without the prior written consent of such other party except in the course of a judicial, regulatory or arbitration proceeding or as may be requested by a governmental authority. Before making any disclosure permitted by the preceding sentence, the party intending to make such disclosure shall give the other party reasonable written notice of the intended disclosure and afford the other party a reasonable opportunity to protect its interests.

G.       Statute of Limitations

         Any claim by either party shall be time-barred unless the asserting party makes a demand for arbitration with respect to such claim within the applicable statute of limitations except to the extent otherwise provided in this Agreement; provided, however, that all applicable statutes of limitations and defenses based upon the passage of time shall be tolled while the procedures specified in this Paragraph 20 are pending, and the parties shall take such action, if any, required to effectuate such tolling. Any dispute as to the timeliness of such demand or other timeliness or statute of limitations issues shall be decided by the arbitrator.

H.       Fees and Costs

         All expenses and fees of the mediator and/or the arbitrator and expenses for hearing facilities and other expenses of the mediation and/or arbitration shall be borne equally by the parties unless they agree otherwise or unless the arbitrator in the award assesses such expenses against one of the parties or allocates such expenses other than equally between the parties. Each party shall bear its own counsel fees and the expenses of its witnesses except to the extent otherwise provided in this Agreement or by applicable law; provided, however, that if the arbitrator finds that the claim or defense of any party was frivolous or lacked a reasonable basis in fact or law, the arbitrator may assess against such party all or any part of the counsel and witness fees and expenses of the other party. Any attorney who serves as an arbitrator shall be compensated at a rate equal to his or her current regular hourly billing rate unless the AAA is able to arrange with the parties and the arbitrator to agree otherwise.

                                       20.

         No party hereto shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Transfer Date without the prior written approval of the other party; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law (in which case the disclosing Party will use its reasonable best efforts to advise the other party prior to making the disclosure).

                                       21.

         This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

                                       22.

         Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

                                       23.

         Each of the parties submits to the jurisdiction of any state or federal court sitting in Dallas, Texas, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Any party may make service on the other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices herein. Nothing in this Paragraph 23, however, shall preclude the alternative dispute resolution provisions contained herein, unless otherwise provided herein.

                                       24.

         All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given five (5) days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to DGA: Diversified Group                  Copy to: Stephanie L. McVey
           Administrators, Inc.                        Medical Control, Inc.
           311 S. Central Avenue                       8625 King George Dr.
           Canonsburg, Pennsylvania 15317              Suite 300
                                                       Dallas, Texas 75235

If to GRI: Group Resources, Inc.              Copy to: Philip H. Weener, Esquire
           3080 Premiere Parkway                       Weener & Mason LLP
           Suite 100                                   4151 Ashford Dunwoody Rd.
           Duluth, Georgia 30097                       Suite 625
           Attention: Thomas S. Byrd, Pres.            Atlanta, Georgia 30319


Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

                                       25.

         The following assets are not being purchased:

         A. All tangible and intangible assets of DGA, either corporate or relating to any location, including the Dallas, Texas office, which are not related to the Customer Agreements and not specifically set forth above;

         B. The corporate stock of DGA;

         C. The name "Diversified Group Administrators, Inc."; and,

         D. Any cash assets.

                                       26.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original document.

         IN WITNESS WHEREOF, each of the undersigned has set its hand and affixed its seal as of the date first above written.

                                           DIVERSIFIED GROUP
                                           ADMINISTRATORS, INC., a
                                           Pennsylvania corporation




                                           By:   /s/ DAVID C. BRAMER
                                                 -------------------------------
                                                 David C. Bramer, President

                                                       {CORPORATE SEAL}


                                           GROUP RESOURCES, INC., a Georgia
                                           corporation



                                           By:   /s/ THOMAS S. BYRD
                                                 -------------------------------
                                                 Thomas S. Byrd, President

                                                      {CORPORATE SEAL}